Exhibit 8
MAURICE J. KOURY
P.O. BOX 850
BURLINGTON, NC 27216
March 12, 2008
VIA OVERNIGHT COURIER
Mr. John Cameron Coburn (Chairman, President and CEO)
Cape Fear Bank Corporation
1117 Military Cutoff Road
Wilmington, NC 28404
Dear Mr. Coburn,
As you know from my prior letters and our two telephone conversations, it was my desire to work with management to affect positive change at Cape Fear Bank Corporation (the “Company”) and to make Cape Fear Bank the best community bank in Wilmington.
However, during the last several months:
▪	The Board of Directors (the “Board”) and management of the Company repeatedly refused my offers to meet in person.

▪	The Board refused to disclose to shareholders the details of the “strategic business plan” to create shareholder value that the Company claims will create long-term value for the shareholders.

▪	The Board rejected my offer to purchase the Company for $12.00 per share. That offer was made before the Company reported significant deterioration in its loan portfolio. For the record, my offer is now withdrawn.

▪	The Board rejected my offer to nominate two highly qualified and experienced bankers as directors. These individuals would have served the interests of all shareholders and would not have reported to me in any way. They would have been an independent and minority voice on the Board, able to represent shareholder interests but not able to control decision making. Despite my written request for the Board to consider these individuals, the deadline for a response passed without the courtesy of a written response by the Company.

▪	The Company announced poor earnings with a dramatic increase in classified assets for the year ended December 31, 2007. This is a shocking result after the bank took no provision to cover potential loan losses just two quarters before.
I strongly believe that Wilmington needs a vibrant community bank that serves local needs and acts as a community partner. But for a bank to survive and flourish along with its community, history shows it must he well-run and profitable while creating value for the shareholder base. It had been my hope that the Board would accept some fresh advice from qualified, independent directors, and that we could move forward in a more cooperative manner. Because the Company refuses to engage in any meaningful dialogue with me. I am now left with no choice but to seek new leadership to build value for the Company’s shareholders.
Based on the performance of the Company since inception, it is clear that certain changes must be made. I am confident that our bank’s staff is a dedicated and professional group of people who would flourish in a better-managed institution. From the outset, my goal has been to improve the decision-making at the Board. This is becoming even more important as financial institutions across the country operate in an ever-challenging environment.
Of great concern to me is the poor performance of the Company’s stock and the return delivered to shareholders compared to the new and ever more generous compensation packages management receives. In the proxy statement for the 2007 annual meeting of shareholders, the Company dedicated 31 pages to a description of various compensation plans. For example, although only 27.14% of the outstanding shares approved the Company’s 2007 Omnibus Equity Plan, management still adopted the plan. Such lack of support for a compensation plan recommended by the Board is a clarion call by the shareholders for new leadership.
I want my fellow shareholders to know that I will answer that call, I feel that I have no choice but to seek new leadership for our Company. You are hereby advised that I intend to propose an alternate slate of directors for election at this year’s annual meeting and this slate, if and when approved by the Company’s shareholders, will constitute new representation for the shareholders in the Company’s boardroom. There may he certain current Company directors that I will ask shareholders to support as well, since there does appear to be at least one voice of reason on the Board at present.
I intend to directly contact my fellow shareholders concerning my proposal of a new slate of directors. This letter constitutes a demand to inspect and copy the books and records of the Company in accordance with Section 55-l6-02(c) of the North Carolina Business Corporation Act (“NCBCA”). As previously disclosed to the Company in my letter of November 20, 2007. I beneficially hold at least five percent (5%) of the outstanding common stock of the Company, and I have held shares of the Company for more than six months immediately preceding the date hereof. Further, this request is being made in good faith and for the proper purpose of contacting the shareholders of the Company in connection with the Company’s upcoming election of directors at its annual shareholders meeting. Therefore, pursuant to Section 55-l6-02(c) of the NCBCA. I am a “qualified shareholder,” and I have a statutory right to inspect and copy the Company’s shareholder list arid other related documents described with particularity below.
I respectfully demand that the Company deliver to me, in accordance with Rule 14a-7 of the Securities Exchange Act or 1934, as amended (the “1934 Act”), the following:
1) a reasonably current list of the names, addresses and security positions of the record holders, including banks, brokers and similar entities holding shares of common stock of the Company;

2) the most recent list of names, addresses and security positions of beneficial owners as specified in Rule 14a-13(b) of Regulation 14A promulgated under the 1934 Act (“Regulation 14A’’), in the possession, or which subsequently comes into the possession, of the Company;
3) the names of security holders at a shared address that have consented to delivery of a single copy of proxy materials to a shared address, if the registrant has received written or implied consent in accordance with Rule 14a-3(e) (1) of Regulation 14A; and
4) if the Company has relied on Rule 14a-l6 of Regulation 14A, the names of security holders who have requested paper copies of the proxy materials for all meetings and the names of security holders who, as of the date that the Company receives the request, have requested paper copies of the proxy materials only for the meeting to which the solicitation relates.
Please provide the above information in an electronic medium, preferably an Excel spreadsheet, containing such information and the computer processing data necessary for me to make use of such information.
I attach, as Appendix A, a copy of the most recent Schedule 13D filed by me with the Securities and Exchange Commission and, as Appendix B, an affidavit identifying my proposal and attesting that:
(i) I will not use the list information for any purpose other than to solicit security holders with respect to the 2008 annual meeting of the shareholders of the Company; and
(ii) I will not disclose such information to any person other than a beneficial owner for whom the request was made and an employee or agent to the extent necessary to effectuate the communication or solicitation.
In furtherance of my request. I agree that I shall not use the information furnished by the Company pursuant to Rule 14a-7(a)(2)(ii) of Regulation 14A for any purpose other than to solicit security holders with respect to the 2008 annual meeting or action in lieu thereof: or disclose such information to any person other than an employee, agent, or beneficial owner for whom a request was made to the extent necessary to effectuate the communication or solicitation. I shall return the information provided pursuant to Rule 14a-7(a)(2)(ii) of Regulation 14A and shall not retain any copies thereof or of any information derived from such information after the termination of the solicitation.
Finally, I shall reimburse the reasonable expenses incurred by the Company in performing the acts requested by this letter in accordance with Rule 14a-7(e) of Regulation 14A.

Please deliver the requested information to me within five (5) business days after receipt of this request.
Sincerely,

/s/ Maurice J. Koury
Maurice J. Koury

cc:	Walter Lee Crouch. Jr.
Windell Daniels
Craig S. Relan
Jerry D. Sellers
Walter O. Winter
Becky Parker O’Daniell

Exhibit “A”
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 13D
Under the Securities Exchange Act of 1934
(Amendment No. 5)*
Cape Fear Bank Corporation
(Name of Issuer)
Common Stock, Par Value $3.50
(Title of Class of Securities)
139380109
(CUSIP Number)
Michael G. Keeley, Esq.
Hunton & Williams LLP
1445 Ross Ave. Suite 3700
Dallas, Texas 75202
(214) 468-3345
(Name, Address and Telephone Number of Person Authorized to Receive
Notices and Communications)
February 4, 2008
(Date of Event which Requires Filing of this Statement)
If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐
Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.
* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.
The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No.	139380109

1	NAME OF REPORTING PERSON IRS IDENTIFICATION NO. OF REPORTING PERSON (ENTITIES ONLY): Maurice J. Koury

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions):
	(a) ☑
	(b) ☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (See Instructions):

	PF, BK

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e):

	☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION:

	United States

	7	SOLE VOTING POWER

NUMBER OF		186,022

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		318,898

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		186,022

WITH	10	SHARED DISPOSITIVE POWER

		318,898

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON:

	318,898

12	CHECK IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN SHARES (See Instructions):

	☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW

	11: 8.47% (1)

14	TYPE OF REPORTING PERSON (See Instructions):

	IN
(1) Based on 3,766,295 shares of common stock of Cape Fear Bank Corp. (the “Company”) issued and outstanding as of November 9, 2007, as set forth in the Company’s Quarterly Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, for the quarterly period ended September 30, 2007.

CUSIP No.	139380109

1	NAME OF REPORTING PERSON IRS IDENTIFICATION NO. OF REPORTING PERSON (ENTITIES ONLY): The Maurice and Ann Koury Charitable Trust 20-6718747

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions):
(a) ☑
(b) ☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS):

PF

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e):

☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION:

North Carolina

	7	SOLE VOTING POWER

NUMBER OF		127,626

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		-0-

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		127,626

WITH	10	SHARED DISPOSITIVE POWER

-0-

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON:

127,626

12	CHECK IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN SHARES (See Instructions):

☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW

11: 3.4% (2)

14	TYPE OF REPORTING PERSON (See Instructions):

00
(2) Based on 3,766,295 shares of common stock of the Company issued and outstanding as of November 9, 2007, as set forth in the Company’s Quarterly Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, for the quarterly period ended September 30, 2007.

CUSIP No.	139380109

1	NAME OF REPORTING PERSON IRS IDENTIFICATION NO. OF REPORTING PERSON (ENTITIES ONLY): The Maurice J. Koury Foundation, Inc. 56-1781568

2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions):
(a) ☑
(b) ☐

3	SEC USE ONLY

4	SOURCE OF FUNDS (SEE INSTRUCTIONS):

WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e):

☐

6	CITIZENSHIP OR PLACE OF ORGANIZATION:

North Carolina

	7	SOLE VOTING POWER

NUMBER OF		5,250

SHARES	8	SHARED VOTING POWER
BENEFICIALLY
OWNED BY		-0-

EACH	9	SOLE DISPOSITIVE POWER
REPORTING
PERSON		5,250

WITH	10	SHARED DISPOSITIVE POWER

-0-

11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

5,250

12	CHECK IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN SHARES (See Instructions):

☐

13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW

11: 0.1% (3)

14	TYPE OF REPORTING PERSON (See Instructions):

CO
(3) Based on 3,766,295 shares of common stock of the Company issued and outstanding as of November 9, 2007, as set forth in the Company’s Quarterly Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, for the quarterly period ended September 30, 2007.

SCHEDULE 13D
     This amendment number 5 (“Amendment No. 5”) amends the Schedule 13D previously filed on October 3, 2007 and amended by Amendment No. 1 filed on October 26, 2007, Amendment No. 2 filed on November 16, 2007, Amendment No. 3 filed on November 20, 2007 and Amendment No. 4 filed on December 28, 2007 (as amended, the “Schedule”) on behalf of the Reporting Persons with respect to the Reporting Persons’ beneficial ownership of shares of common stock, par value $3.50 per share, of Cape Fear Bank Corp., a North Carolina corporation (the “Company”). All defined terms refer to terms defined herein or in the Schedule. This Amendment No. 5 speaks only as of its date. The Schedule is amended only to the extent set forth herein.
Item 3. Source and Amount of Funds or Other Consideration.
     The aggregate purchase price of the shares covered by this Amendment No. 5 is approximately $502,500. The purchases by Mr. Koury were made from personal funds and a line of credit from a bank, as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, in the ordinary course of business.
Item 4. Purpose of the Transaction.
     The shares covered by this statement were acquired for investment purposes. The Reporting Persons may decide, jointly or individually, to purchase additional shares of the Company. In addition, the Reporting Persons, jointly or individually, may dispose of any or all shares of the Company in any manner permitted by applicable securities laws.

Item 5. Interest in Securities of the Issuer.
     (a) As of the close of business on February 4, 2008, Mr. Koury individually holds 186,022 shares representing approximately 4.94% of the Company’s common stock, the Trust holds 127,626 shares representing 3.39% of the Company’s common stock and the Foundation holds 5,250 shares representing 0.14% of the Company’s outstanding common stock. Accordingly, the Reporting Persons owned beneficially an aggregate of 318,898 shares of Company common stock, representing an approximately 8.47% of the Company’s issued and outstanding common stock as of November 9, 2007.
     (b) Mr. Koury, individually, in his capacity as a trustee of the Trust and as Chairman of the Board of Directors of the Foundation, may be deemed to own beneficially (as defined in Rule 13d-3 promulgated under the Exchange Act) 318,898 shares of common stock of the Company representing approximately 8.47% of the Company’s outstanding common stock as of November 9, 2007.
     (c) The schedule below lists purchasers of the Company’s common stock by the Reporting Persons subsequent to those transactions previously reported on the Schedule. All such purchases were made in open market transactions.  Except as previously disclosed or as disclosed in this Item 5, none of the Reporting Persons has effected transactions in the Company’s common stock.

Date	Number of Shares	Price Per Share	Purchased By
1/31/08	30,000	$10.05	Koury
2/4/08	20,000	$10.05	Koury

Item 7. Material to Be Filed as Exhibits.

Exhibit 1.*	Joint Filing Agreement, dated October 3, 2007, by Maurice J. Koury, Maurice and Ann Koury Charitable Trust and the Maurice J. Koury Foundation, Inc.

Exhibit 2.*	Promissory Note, dated August 21, 2007

Exhibit 3.*	Letter, dated September 26, 2007, to John Cameron Coburn (Chairman, President and CEO) and Walter Lee Crouch Jr. (Vice Chairman)

Exhibit 4.**	Letter, dated October 24, 2007, to John Cameron Coburn (Chairman, President and CEO)

Exhibit 5.†	Letter, dated November 6, 2007, to John Cameron Coburn (Chairman, President and CEO)

Exhibit 6.††	Letter, dated November 20, 2007, to Secretary of Cape Fear Bank Corp. demanding to inspect certain books and records of Cape Fear Bank Corp.

Exhibit 7.+	Letter, dated December 20, 2007, to the Board of Directors of Cape Fear Bank Corp. proposing to purchase all of the issued and outstanding common stock.

*   Previously filed on Schedule 13D, filed on October 3, 2007.
**   Previously filed on Amendment No. 1 to Schedule 13D, filed on October 26, 2007.
†    Previously filed on Amendment No. 2 to Schedule 13D, filed on November 16, 2007.
†    Previously filed on Amendment No. 2 to Schedule 13D, filed on November 16, 2007.
+    Previously filed on Amendment No.  4 to Schedule 13D, filed on December 28, 2007.

SIGNATURE
     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: February 7, 2008.	By:	/s/ Maurice J. Koury
Maurice J. Koury, Individually

Date: February 7, 2008.	By:	/s/ Maurice J. Koury
Maurice J. Koury, Trustee of the Maurice and
Ann Koury Charitable Trust

Date: February 7, 2008.	By:	/s/ Maurice J. Koury
Maurice J. Koury, Chairman of the Board of
the Maurice J. Koury Foundation, Inc.

Exhibit “B”
AFFIDAVIT

STATE OF NORTH CAROLINA	)
)
COUNTY OF ALAMANCE	)
     BEFORE ME, the undersigned Notary, Susan B. Stout, on this 12th day of March 2008, personally appeared Maurice J. Koury, known to me to be a credible person and of lawful age, who being by me first duly sworn, on his oath, deposes and says:
     I am the record and beneficial owner of shares of common stock of Cape Fear Bank Corporation (the “Company”). In connection with my proposal to submit an alternative slate of directors for election at the Company’s annual meeting of its shareholders, I have requested a list of shareholders of the Company. I intend to contact such shareholders regarding the election of my proposed slate of directors at the Company’s annual meeting (the “Proxy Solicitation”). Having been duly sworn on this 12th day of March 2008, I hereby attest, in accordance with Rule 14a-7(c)(2) promulgated tinder Regulation 14A of the Securities Exchange Act of 1934, as amended (“Regulation 14A”), that:
     (i) I will not use the information delivered to me pursuant to Rule 14a-7(a)(2)(ii) of Regulation 14A for any purpose other than to solicit security holders of the Company with respect to the Proxy Solicitation; and
     (ii) I will not disclose such information to any person other than a beneficial owner for whom the request was made and an employee or agent to the extent necessary to effectuate the communication or solicitation.
     IN WITNESS WHEREOF, I have executed this Affidavit as of this 12th day of March 2008.

By:	/s/ Maurice J. Koury
Maurice J. Koury

SWORN TO AND SUBSCRIBED
before me this 12th day of March 2008

/s/ Susan B. Stout Notary Public

My commission expires 8.10.2008